UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

December 12, 2013 (December 13, 2013)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On December 12, 2013, BreitBurn Operating L.P. (“BreitBurn Operating”), a wholly owned subsidiary of BreitBurn Energy Partners L.P. (the “Partnership”), entered into a purchase and sale agreement, dated December 12, 2013 with CrownRock, L.P. (“CrownRock”), as seller (the “Purchase Agreement”). The assets to be acquired by BreitBurn Operating under the Purchase Agreement consist of oil and gas properties, which are located in Howard, Martin and Midland Counties, in the Permian Basin of Texas.   Under the terms of the Purchase Agreement, BreitBurn Operating agreed to acquire certain oil and gas assets (the “CrownRock Assets”) from CrownRock in exchange for approximately $282 million in cash, subject to customary purchase price adjustments (the “CrownRock Acquisition”).

The Purchase Agreement contains customary representations and warranties and covenants by each of the parties.  Among other things, during the interim period between the execution of the Purchase Agreement and closing of the CrownRock Acquisition, CrownRock has agreed to operate and maintain the assets in the regular and ordinary manner and not to engage in certain types of activities and transactions, subject to certain exceptions. CrownQuest Operating, LLC, an affiliate of CrownRock, will operate the assets for a period of time after the CrownRock Acquisition has closed pursuant to the terms of a transition services agreement. The Purchase Agreement is subject to customary closing conditions and provides that the CrownRock Acquisition will close on December 30, 2013, after the conditions to closing have been satisfied.

 The Partnership intends to fund the consideration for the Acquisition with borrowings under the Partnership’s bank credit facility.

The foregoing description of the rights and obligations of BreitBurn Operating and CrownRock under the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On December 13, 2013, the Partnership issued a press release announcing the execution of an agreement to acquire oil and gas assets located in the Permian Basin in Texas. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1* Purchase and Sale Agreement, dated December 12, 2013, between CrownRock, L.P. and BreitBurn Operating L.P.

99.1 BreitBurn Energy Partners L.P. press release dated December 13, 2013 announcing acquisition agreement.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: December 13, 2013	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Documents
10.1*	Purchase and Sale Agreement, dated December 12, 2013, between CrownRock, L.P. and BreitBurn Operating L.P.

99.1	BreitBurn Energy Partners L.P. press release dated December 13, 2013 announcing acquisition agreement.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.